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                               EXHIBIT 12

                   UNUM CORPORATION AND SUBSIDIARIES

            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                             Year Ended December 31,
                                                                         -----------------------------
(Dollars in millions)                                                    1994        1993         1992
-------------------------------------------------------------------------------------------------------
EARNINGS:
  Income from continuing operations before income taxes                 $198.6      $460.3       $398.5
Add:
  Fixed charges                                                           29.6        24.2         22.0
                                                                        ------      ------       ------
Earnings as adjusted                                                    $228.2      $484.5       $420.5
                                                                        ------      ------       ------
                                                                        ------      ------       ------


FIXED CHARGES:
  Interest expense                                                      $ 18.7      $ 12.7       $ 10.9
  Interest portion of rent expense                                        10.9        11.5         11.1
                                                                        ------      ------       ------
Total fixed charges                                                     $ 29.6      $ 24.2       $ 22.0
                                                                        ------      ------       ------
                                                                        ------      ------       ------

RATIO OF EARNINGS TO FIXED CHARGES                                         7.7        20.0         19.1
                                                                        ------      ------       ------
                                                                        ------      ------       ------

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For purposes of computing the ratio of earnings to fixed charges, earnings as adjusted consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense and the estimated interest portion of rent expense.